As filed with the Securities and Exchange Commission on November 2, 1999

                                                      Registration No. 333-79489


                       SECURITIES AND EXCHANGE COMMISSION

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              AMERICA ONLINE, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 54-1322110
         (State or other jurisdiction of incorporation or organization)
                      (I.R.S. Employer Identification No.)

            22000 AOL Way, Dulles, Virginia 20166-9323 (703) 265-1000
        (Address, including zip code, and telephone, including area code, of registrant's principal executive offices)

                                 Stephen M. Case
                             Chief Executive Officer
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            Sheila A. Clark, Esquire
                          Senior Vice President, Legal
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         This amended Registration Statement, which amends a new Registration Statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-57153, which was declared effective on June 26, 1998. Such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with
Section 8(c) of the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement also relates to $450,220,000 of securities previously registered but not sold under the registrant's Registration Statement No. 333-57153. The $450,220,000 of securities remaining unsold from Registration Statement No. 333-57153 is hereby combined with the $4,549,780,000 of securities registered pursuant to this Registration Statement to enable the registrant to offer an aggregate amount of $5,000,000,000 of securities pursuant to the combined prospectus.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

(Subject to completion, dated November 2, 1999)

                                                            $5,000,000,000
                              AMERICA ONLINE, INC.
                                                          [AMERICA ONLINE LOGO]

                 Debt Securities, Common Stock, Preferred Stock
                 Depositary Shares, Warrants and Stock Purchase
              Contracts to Purchase Common Stock or Preferred Stock

         We may sell, from time to time, in one or more offerings:

-    our debt securities

-    shares of our common stock

-    shares of our preferred stock

-    shares of our preferred stock represented by depositary shares

- warrants exercisable for our debt securities, common stock, preferred stock or depositary shares

-    stock purchase contracts to purchase common stock or preferred stock

         The total offering price of these securities, in the aggregate, will not exceed $5,000,000,000. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. You should read this prospectus and the supplements carefully before you decide to invest in any of these securities.

         Our common stock is listed on the New York Stock Exchange, under the symbol "AOL." Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange.

         You should carefully consider the risk factors beginning on page 3 of this prospectus before purchasing any of the securities offered by this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement.

                     The date of this prospectus is            , 1999.

                                   The Company

      Founded in 1985, America Online, Inc., based in Dulles, Virginia, is the world's leader in interactive services, Web brands, Internet technologies, and electronic commerce services.

      America Online has two major lines of businesses organized into four product groups:
- the Interactive Online Services business, comprised of the Interactive Services Group, the Interactive Properties Group and the AOL International Group, and
-    the Enterprise  Solutions  business,  comprised of the Netscape  Enterprise
     Group.

      The product groups are described below.

      The Interactive Services Group develops and operates branded interactive services, including:
- the AOL service, a worldwide Internet online service with more than 19 million members
- the CompuServe service, a worldwide Internet online service with more than 2 million members
- the Netscape Netcenter, an Internet portal with more than 20 million registered users
-    the AOL.COM Internet portal
- the Netscape Communicator client software, including the Netscape Navigator browser

      The Interactive Properties Group is built around branded properties that operate across multiple services and platforms, such as:
- Digital City, Inc., the No. 1 branded local content network and community guide on the AOL service and the Internet
- ICQ, the world's leading communications portal that provides instant communications and chat technology
- MovieFone, Inc., the nation's No. 1 movie guide and ticketing service provided through an interactive telephone service and on the AOL service and the Internet
-    Internet music brands Spinner.com, Winamp and SHOUTcast

      The AOL International Group oversees the AOL and CompuServe services and operations outside the United States, as well as the Netscape Online service, which was launched in the United Kingdom.

      The Netscape Enterprise Group focuses on providing businesses a range of software products, technical support, consulting and training services. These products and services enable businesses and users to share information, manage networks and facilitate electronic commerce.

      In November 1998, America Online entered into a strategic alliance with Sun Microsystems, Inc. ("Sun"), a leader in network computing products and services, to accelerate the growth of electronic commerce. The strategic alliance provides that, over a three-year period, we will develop and market, together with Sun, client software and network application and server software for electronic commerce, extended communities and connectivity, including software based in part on the Netscape Enterprise Group code base, on Sun code and technology and on certain America Online services features, to business enterprises.

      During the last fiscal year, America Online entered into a number of strategic mergers. In March 1999, America Online completed its merger with Netscape Communications Corporation and in May 1999, America Online completed its merger with MovieFone, Inc. America Online also completed mergers with Nullsoft, Inc. and Spinner Networks Incorporated, companies that provide music over the Internet, When Inc., a company that provides a personalized event directory and calendar services, AtWeb, Inc., and PersonaLogic, Inc.

      America Online was incorporated in Delaware on May 24, 1985. The principal executive offices are located at 22000 AOL Way, Dulles, Virginia 20166-9323. Our telephone number at that address is (703) 265-1000. Inquiries may also be sent to America Online's Internet address: AOL IR@aol.com, or to the America Online address, AOL IR.

                       Ratio of Earnings To Fixed Charges

     The following table sets forth the ratio of earnings to fixed charges for the three months ended September 30, 1999 and for each of the last five fiscal years.


                                      Three Months Ended
                                         September  30,            Fiscal Year Ended June 30,
                                                             ---------------------------------------
                                              1999              1999       1998      1997      1996       1995
                                    -----------------------  ---------  --------- --------- ---------  -------
 Ratio of Earnings to Fixed
 Charges........................             7.14x              7.72x      0.25x       -       5.06x       -


    For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes plus interest expense on indebtedness, amortization of debt discount and premium and the portion of rent expense deemed representative of an interest factor. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and premium and the portion of rent expense deemed representative of an interest factor. For the years ended June 30, 1997 and 1995, the deficiency of earnings to fixed charges totaled $420 million and $36 million, respectively.

                                  Risk Factors

         Before purchasing the shares offered by this prospectus, you should carefully consider the risks described below, in addition to the other information presented in this prospectus or incorporated by reference into this prospectus. If any of the following risks actually occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

We Face Competition for Subscription Revenues and the Development and Sale of Electronic Commerce Infrastructure and Applications

         We compete with a wide range of other companies in the communications, advertising, entertainment, information, media, Web-based services, software, technology, direct mail and electronic commerce fields for subscription, advertising, and commerce revenues, and in the development of distribution technologies and equipment in our Interactive Online Services business. We also compete with a wide range of companies in the development and sale of electronic commerce infrastructure and applications in our Enterprise Solutions business.

      - Competitors for subscription revenues include:
          -- online  services such as the Microsoft  Network,  AT&T Worldnet and
             Prodigy Classic
          -- national and local Internet service  providers,  such as MindSpring and EarthLink (who have announced their intention to combine)
          -- long distance and regional telephone companies offering access as part of their telephone service, such as AT&T Corp., MCI WorldCom, Inc., Sprint Corporation and regional Bell operating companies
          -- cable television companies
          -- cable Internet access services offered by companies such as Excite@Home and Road Runner Group

      - Competitors for advertising and commerce revenues include:
          -- online  services such as the Microsoft  Network,  AT&T Worldnet and
             Prodigy Classic
          -- Web-based  navigation and search  service  companies such as Yahoo!
             Inc., Infoseek Corporation (to be acquired by the Walt Disney Company), Lycos, Inc. and Excite@Home.
          -- global media companies including newspapers, radio and television stations and content providers, such as the National Broadcasting Corporation, CBS Corporation, The Walt Disney Company, Time Warner Inc., The Washington Post Company and Conde Nast Publications, Inc.
          -- cable Internet access services offered by companies such as Excite@Home and Road Runner Group -- Web sites focusing on content, commerce, community and similar features such as Amazon.com and eBay

      - Competition in the development of distribution technologies and equipment includes:
          -- broadband distribution technologies used in cable Internet access services offered by companies such as Excite@Home and Road Runner Group
          -- advanced telephone-based access services offered through digital subscriber line technologies offered by local telecommunications companies
          -- other advanced digital services offered by broadcast, satellite and wireless  companies
          -- television-based  interactive  computer  services,  such  as  those offered by Microsoft's WebTV
          -- personal digital assistants or handheld computers, enhanced mobile phones and other equipment offering functional equivalents to our features

      - Competitors in the development and sale of electronic commerce infrastructure and applications include:
          -- providers  of  electronic  commerce  infrastructure  such as server software, including International Business Machines Corporation, Microsoft Corporation, Oracle Corporation, Novell, Inc.,
             Software.com, Inc., BEA Systems, Inc. and the provider of the Apache Web Server
          -- providers   of   electronic   commerce    applications    including
             International Business Machines Corporation, Oracle Corporation, General Electric Information Systems, Microsoft Corporation, PeopleSoft, Inc., SAP A.G., Open Market, Inc., Ariba Technologies, CommerceOne, Sterling Commerce, Inc. and BroadVision, Inc.

      Some of our present competitors and potential future competitors may have greater financial, technical, marketing or personnel resources than we do. In addition, as a result of acquisitions, certain competitors are able to offer both Internet access and other services, such as cable television or telephone service, and such consolidation may continue. The competitive environment could have a variety of adverse effects on us. For example, it could:

          - negatively impact our ability to generate greater revenues and profits from sources other than online service subscription revenues, such as advertising and electronic commerce
          - limit our opportunities to enter into or renew agreements with content providers and distribution partners
          -  limit our ability to develop new products and services
          - limit our ability to continue to grow or sustain our subscriber base
          - require price reductions in the subscription fees for online services and require increased spending on marketing, network capacity, content procurement and product and features development
          -  require price reductions in our enterprise software products
          - result in a loss of our market share in the enterprise software industry
          -  require an increase in our sales and marketing expenditures

     Any of the foregoing events could have an adverse impact on revenues or result in an increase in costs as a percentage of revenues, either of which could have a material adverse effect on our business, financial condition and operating results.

We Need to Manage Integration of Our Mergers and Acquisitions

         In March 1999 we completed the merger with Netscape Communications Corporation, a leading provider of software and services for Internet users, including Netscape Netcenter, and the Netscape Navigator and Netscape Communicator browsers. The Netscape merger involves risks, including successful integration and management of the acquired technology, operations and personnel of Netscape. The integration of America Online and Netscape will be a complex, time consuming process and may result in a disruption of the combined company if not completed in a timely and efficient manner. The combined company must operate as a combined organization utilizing common information and communications systems, operating procedures, financial controls, human resources practices and other shared infrastructure. There may be substantial difficulties, costs and delay involved in integrating America Online and Netscape, including potential incompatibility of business cultures, perceived adverse changes in client service standards or business focus, potential sales channel conflicts, the loss of key employees and diversion of attention of management from other ongoing business concerns. There can be no assurance we will be able to successfully manage and operate Netscape. Any of these factors could have a material adverse effect on our business, financial condition and operating results.

         Additionally, we have acquired and merged with several smaller companies over the last several years. The integration of these acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of the attention of existing management from other ongoing business concerns.

Potential Year 2000 Problems May Have an Adverse Effect on Our Operations and Ability to Offer Products and Services Without Interruption

         America Online utilizes a significant number of computer software programs and operating systems across its entire organization, including applications used in operating its online services and Web sites, the proprietary software of the AOL and CompuServe services, Netscape software products, member and customer services, network access, content providers, joint ventures and various administrative and billing functions. To the extent that these applications contain source codes that are unable to appropriately interpret the upcoming calendar year 2000, some level of modification, or even possibly replacement may be necessary.

     In 1997, America Online appointed a Year 2000 Task Force to perform an audit to assess the scope of America Online's risks and bring its applications into compliance. This Task Force has overseen testing and is continuing its assessment of America Online's company-wide compliance. America Online's system hardware components, client and host software, current versions of Netscape software products and corporate business and information systems have been tested and continue to be reviewed. To date, America Online has experienced few problems related to Year 2000 testing, and the problems that have been identified either have been addressed or are in the process of being addressed.

     America Online has made Year 2000 compliant certain versions of the client software for the AOL service and the CompuServe service that are available on the Windows and Macintosh operating systems, as well as certain versions of Netscape software products that are currently shipped. While the majority of AOL and CompuServe members use proprietary client software that is compliant, a third-party internet browser utilized in most versions of the client software may not be Year 2000 compliant. A free patch or upgrade will be required for members using some versions of the client software or browser to achieve Year 2000 compliance. America Online is encouraging members of its online services to upgrade their browser and/or their software to versions that are Year 2000 compliant, if they have not already done so. America Online is making available to members, and is communicating that availability, free patches or upgrades that can be downloaded from the online services. America Online has not tested, and does not expect to certify as Year 2000 compliant, certain older versions of the AOL and CompuServe software. America Online has developed, and is implementing over the remainder of the year, a communication program that informs members how to obtain the free patch or upgrade to a Year 2000 compliant version of the client software or browser. With respect to America Online's Netscape software business, testing has been completed on currently shipped products and the review and analysis of the testing results continues. America Online is making available, at no additional cost to customers, any required patch or upgrade to the versions of Netscape software products currently being shipped to customers and communicate their availability. In addition, America Online is encouraging customers to upgrade to versions of the software that are expected to be Year 2000 compliant, if they have not already done so.

     In addition, America Online is continuing to gather information from its vendors, joint venture partners and content partners about their progress in identifying and addressing problems that their computer systems may face in correctly processing date information related to the Year 2000. America Online intends to continue its efforts to seek reassurances regarding the Year 2000 compliance of vendors, joint venture partners and content partners. In the event any third parties cannot timely provide America Online with content, products, services or systems that meet the Year 2000 requirements, the content on America Online's services, access to America Online's services, the ability to offer products and services and the ability to process sales could be materially adversely affected.

     The costs incurred through September 30, 1999 to address Year 2000 compliance were approximately $16 million. America Online currently estimates it will incur a total of approximately $20 million in costs to support its compliance initiatives. America Online cannot predict the outcome of its Year 2000 program, whether third party systems and component software are, or will be Year 2000 compliant, the costs required to address the Year 2000 issue, or whether a failure to achieve substantial Year 2000 compliance will have a material adverse effect on America Online's business, financial condition or results of operations. Failure to achieve Year 2000 compliance could result in some interruptions in the work of some employees, the inability of some members and customers to access America Online's online services and Web sites or errors and defects in the Netscape products. This, in turn, may result in the loss of subscription services revenue, advertising and commerce revenue or enterprise solution revenue, the inability to deliver minimum guaranteed levels of traffic, diversion of development resources, or increased service and warranty costs. Occurrence of any of these may also result in additional remedial costs and damage to reputation.

     America Online has developed a contingency plan to address possible Year 2000 risks to its systems. The plan identifies a hierarchy of critical functions, acceptable delay times, recovery strategies to return functions to operational status and defines the core team for managing this recovery process. America Online will continue to modify this plan to address systems of its recent acquisitions.

The Price of Our Common Stock is Volatile

         The trading price of our common stock has been and may continue to be subject to wide fluctuations over short and long periods of time. During the twelve months ending October 31, 1999, the closing sale prices of our common stock on the New York Stock Exchange ranged from $33.75 to $167.50. These prices have been adjusted to reflect 2-for-1 stock splits effected on November 17, 1998 and February 22, 1999, but do not reflect the 2-for-1 stock split announced on October 28, 1999 and to be effected on November 22, 1999. Our stock price may fluctuate in response to a number of events and factors, such as:

-    quarterly variations in financial results and membership growth and usage

- the announcement of technological innovations, mergers, acquisitions, strategic partnerships or new product offerings by America Online or its competitors

-    the entrance of new competitors into the online services market

- changes in financial estimates and recommendations by securities analysts and news reports relating to trends in the Internet-related markets

- the operating and stock price performance of other companies that investors may deem comparable

         In addition, the market prices for Internet-related companies have experienced volatility that often has not been directly related to the operating performance of such companies. Market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.

                       Where You Can Find More Information

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c ), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offerings described in this prospectus:

(a) Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (SEC file number 001-12143 and filing date of August 13, 1999);
(b) Proxy Statement on Schedule 14A for the 1999 Annual Meeting (SEC file number 001-12143 and filing date of September 24, 1999);
(c) Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 1999 (SEC file number 001-12143 and filing date of November 2, 1999);
(d) The descriptions of our capital stock, including preferred share purchase rights, which are contained in registration statements on Form 8-A under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         You may request a copy of these filings, at no cost, by writing or telephoning as follows:

                  America Online, Inc.
                  Attention: Investor Relations
                  22000 AOL Way
                  Dulles, VA 20166
                  (703) 265-2741
                  IR@aol.com

         This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                           Forward-Looking Statements

         This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or forecasted in any forward-looking statements as a result of a variety of factors, including those set forth in "Risk Factors" above and elsewhere in, or incorporated by reference into, this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 Use of Proceeds

         Except as set forth in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things:

-        working capital

-        capital expenditures

-        acquisitions

-        the repayment of outstanding indebtedness

-        strategic investments

         When we offer a particular series of offered securities, the prospectus supplement relating to that offering will set forth the intended use of the net proceeds received from that offering.

                           The Securities We May Offer

         We may sell from time to time, in one or more offerings:

-        our debt securities

-        shares of our common stock

-        shares of our preferred stock

-        shares of our preferred stock represented by depositary shares

- warrants exercisable for our debt securities, common stock, preferred stock or depositary shares

-        stock purchase contracts to purchase common stock or preferred stock

          The total dollar amount of all securities that we may issue will not exceed $5,000,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the aggregate initial offering price of the debt securities as the total dollar amount of those debt securities.

         This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

         The particular terms of the securities offered in any prospectus supplement will be described in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any such securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States Federal income tax considerations relating to the securities offered in that prospectus supplement, and the securities exchange, if any, on which the securities will be listed.

                         Description of Debt Securities

 Introduction

         The debt securities we may issue will be in one or more distinct series. The debt securities may include debentures, notes or other kinds of debt obligations. The debt securities may be denominated in United States dollars or in one or more foreign currencies or currency units.

         The following description of the terms of the debt securities sets forth general terms that we expect will apply to any series of the debt securities. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to this prospectus. Since the terms of specific debt securities may differ from the general information that we have provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different than the information below.

         We will issue the debt securities under a contract called the "Indenture" between us and a Trustee, who will be determined later. Unless we tell you otherwise in the applicable prospectus supplement, the Indenture and the debt securities will be governed by New York law. The terms of the debt securities include those stated in the debt securities and the Indenture, those provided for in any supplemental indenture with respect to the particular series of debt securities, and those made part of the Indenture by reference to the Trust Indenture Act of 1939. (Section 1.11 of the Indenture.) The form of the Indenture is contained in the registration statement that we have filed with the Commission. Supplemental indentures will also be filed with the Commission. See "Where You Can Find More Information" on pages 6 and 7 for information on how to obtain a copy of the Indenture and any supplemental indenture from the Commission.

         Unless we say otherwise, in an applicable prospectus supplement, the debt securities will be unsecured obligations of America Online. In an applicable prospectus supplement, we will set forth the seniority of the debt securities relative to any of our other existing or future indebtedness. The Indenture does not limit the total amount of debt securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. The Indenture moreover does not contain any provisions that protect you in the event we issue a large amount of debt or are acquired by another entity.

         Because this description is a summary, it does not describe every aspect of the debt securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture and of the debt securities. For example, in this description we use capitalized words to signify defined terms that have been given special meaning in the Indenture. We describe the meaning for only some of the more important terms. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement.

         This description also is subject to and qualified by reference to the description of the particular terms of any particular series of debt securities described in a prospectus supplement.

Specific Terms of Debt Securities

         The prospectus supplement relating to a particular series of debt securities will describe specific terms relating to each series of debt securities then being offered. These terms will include some or all of the following:

-         the title and type of the debt securities

-         any limit on the aggregate principal amount of the debt securities

- the date or dates on which the principal, if any, of such debt securities will be payable, or the method of determining or extending such date(s), and the amount or amounts or the method of determination of such principal payments

- the date or dates from which any interest will accrue, or the method of determining such date(s)

- any rate or rates, which may be fixed or variable, that such debt securities will bear interest, or the method of determining or resetting such rate or rates, and the interest payment dates, if any, for such debt securities

- the place or places where any principal, premium or interest payments may be made

- the terms of warrants, options or other rights to purchase or sell securities issued by America Online in connection with or for the purchase of debt securities

- any optional redemption provisions, including the period(s) within which, the price(s) at which, the currency or currencies or currency units in which, and the terms and conditions upon which, we may redeem such debt securities, whether in whole or in part

-         any  provisions  obligating us to repurchase or otherwise  redeem such
          debt  securities  pursuant  to  sinking  fund  provisions,   upon  the
          occurrence of a specified event or at the Holder's option

- if other than $1,000 denominations for Registered Securities, or $5,000 denominations for Bearer Securities, the denominations in which such debt securities are issuable

- if other than U.S. dollars, the currency or currencies or currency units in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto

- the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for common stock or other securities

- any index, formula or other method to be used for determining the amount of any payments of principal, premium of or interest on such debt securities

- if the maturity of such debt securities is accelerated, the portion of the principal amount that will be payable if other than the outstanding principal amount, and the method of determining such amount

- the person to whom any interest on such debt securities will be payable (if other than the registered Holder of such debt securities on the applicable record date)

- the manner of determining the principal amount outstanding prior to maturity if such amount is not otherwise determinable

- any provisions granting special rights to the Holders of such debt securities

-         any changes to or additional Events of Default or covenants

- any provisions for the payment of additional amounts on debt securities held by non-U.S. persons in respect of taxes or similar charges withheld or deducted, and for the optional redemption of such debt securities in lieu of paying such additional amounts

-         any  provisions   modifying  the  defeasance  or  covenant  defeasance
          provisions that apply to such debt securities

- whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these

- the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to the debt securities

- whether such debt securities will be issued in whole or in part in the form of one or more temporary or permanent global securities, and, if so, the identity of the depository for such global security or securities

-         if other than the Trustee,  the identity of the  Registrar  and Paying
          Agent

-         the subordination, if any, of the debt securities

-         the terms of any additional security for the debt securities

- if other than the laws of New York, the law governing such debt securities and the extent to which such other law governs

-         any other specific terms of the debt securities

(Section 3.1 of the Indenture.)

         Unless we tell you otherwise in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

         Unless we tell you otherwise in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons. If debt securities of any series are issued in bearer form, the applicable prospectus supplement will describe special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to such debt securities and to payments on and transfer and exchange of such debt securities. Bearer debt securities generally will be transferable by delivery. (Section 3.5 of the Indenture.) The Indenture refers to each Person who is the bearer of a bearer Debt Security as the "Holder" of that Debt Security. (Section 1.1 of the Indenture.)

         If we issue debt securities at an "original issue discount", the applicable prospectus supplement will describe special federal income tax and other considerations applicable to such debt securities.

         If the purchase price of any debt securities is payable in foreign currencies or currency units, or if any debt securities are denominated in foreign currencies or currency units, or if any debt securities are payable in foreign currencies or currency units, the applicable prospectus supplement will describe the special restrictions, elections, federal income tax considerations and certain other important information with respect to such debt securities and such foreign currencies or currency units.

         The principal, premium, interest or other payments on debt securities may be determined by reference to an index, formula or other method. Such an index, formula or other method may be based, without limitation, on the price of one or more commodities, derivatives or securities; one or more securities, derivatives or commodities exchange indices or other indices; a foreign currency or currencies; or any other variable or variables. If we issue debt securities the payments on which are based on such an index, formula or other method, the applicable prospectus supplement will describe that index, formula or other method and special federal income tax and other considerations applicable to such debt securities.

         No debt security or coupon will be entitled to any benefits under the Indenture or be valid or obligatory for any purpose until the debt security or coupon is authenticated by the manual signature of one of the Trustee's authorized signatories or an authenticating agent. No coupon will be valid until the debt security to which it pertains has been authenticated. We may deliver debt securities to the Trustee for authentication, together with a company order for the authentication and delivery of the securities. The Trustee will then, in accordance with the company order, authenticate and deliver the securities, subject to special provisions for authentication of debt securities offered in a periodic offering. If the form or terms of the debt securities of a series have been established by board resolutions as permitted by the Indenture, when authenticating the securities the Trustee will be entitled to receive, and (subject to the Trust Indenture Act) shall be fully protected in relying upon an opinion of counsel as to certain matters. The Trustee has the right to decline to authenticate the securities if it receives an opinion of counsel reasonably acceptable to us that states that the issue of the debt securities will adversely affect the Trustee's own rights, duties, or immunities under the Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. If all of the debt securities of any series are not to be issued at one time, the documents required to be delivered in connection with the authentication of each debt security of the series, only need be delivered at or prior to the authentication of the first debt security of the series.

Registered Securities

         As noted above, unless we tell you in a prospectus supplement that the specific debt securities described in that prospectus supplement are bearer debt securities, the debt securities will be "registered securities". We and the Trustee may treat the Person in whose name a registered Debt Security is registered under the Indenture as the owner of that Debt Security for all purposes, including for the purpose of receiving payments on that Debt Security. (Section 3.8 of the Indenture.) The Indenture refers to each Person in whose name a registered Debt Security is registered as the "Holder" of that Debt Security. (Section 1.1 of the Indenture.)

         Except as described below under "Global Debt Securities" or in the applicable prospectus supplement, a Holder can exchange or transfer debt securities in registered form at the office of the Trustee. Unless we tell you otherwise in a prospectus supplement, the Trustee will act as our agent for registering such debt securities in the names of Holders and transferring such debt securities. We may appoint another entity at any time to perform this role or we may perform it ourselves. The entity performing the role of maintaining the list of registered Holders and performing transfers is called the "Registrar". (Sections 3.5 and 9.2 of the Indenture.)

         Unless we tell you otherwise in the applicable prospectus supplement, a Holder seeking to transfer or exchange a registered Debt Security will not be required to pay a service charge to us, the Registrar or the Trustee, but such Holder may be required to pay any tax or other governmental charge associated with the transfer or exchange. (Section 3.5 of the Indenture.)

         If you are not the Holder of any debt securities in registered form, your rights relating to those debt securities will be governed in part by applicable laws and by the account rules and policies of the broker, bank or financial intermediary through which you invest in such debt securities and any other financial intermediary that holds interests directly or indirectly in such debt securities (including any Depository referred to below under "Global Debt Securities"). Neither we nor the Trustee has any responsibility for the account rules, policies, actions or records of any broker, bank or other financial intermediary through which you hold, directly or indirectly, your beneficial interest in a Debt Security in registered form.

         If you are not the holder of any debt securities in registered form, you should consult the broker, bank or other financial intermediary through which you invest in the debt securities for information on your rights in respect of the debt securities. In particular, you should ask how you will receive payments, and whether you will be able to provide instructions as to how such broker, bank or other financial intermediary should exercise the rights of a "Holder" under the Indenture.

Global Debt Securities

         Registered Global Securities. We may specify in the applicable prospectus supplement that the debt securities of a series will be issued in the form of fully registered global securities, which we will refer to in this prospectus as "Registered Global Securities". Registered Global Securities will be registered in the name of a financial institution we select. This financial institution, which will be the sole direct Holder of the Registered Global Securities, is called the "Depository". We will identify any Depository in the applicable prospectus supplement. Any person wishing to own a Debt Security represented by a Registered Global Security must do so indirectly by virtue of an account with a broker, bank or other financial intermediary that in turn has an account with the Depository, or with another financial intermediary that itself has an account with the Depository. The debt securities represented by the Registered Global Securities may not be transferred to the name of any other Holder unless the special circumstances described below occur.

         Special Investor Considerations for Registered Global Securities. Our obligations with respect to Registered Global Securities, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to Persons who are registered Holders of those debt securities. For example, once a payment on a Registered Global Security is made to the Depository, as sole Holder of that Registered Global Security, neither we nor the Trustee has any further responsibility for that payment even if it is not passed along to the correct owners of the beneficial interests in that Registered Global Security.

         As long as the debt  securities are  represented  by Registered  Global
Securities:

- You cannot have debt securities registered in your name under the Indenture.

- You cannot receive physical certificates from us for your interest in the debt securities.

- You must look to your own bank or broker or other financial intermediary for payments on the debt securities.

- You will have no rights as a "Holder" under the Indenture. This means that, among other things, you will have no right to give any direction, approval or instruction directly to the Trustee under the Indenture.

- You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

- The Depository's policies will govern payments, transfers, exchanges and other matters relating to the Registered Global Security. We and the Trustee have no responsibility for any aspect of the Depository's actions or for its records of ownership interests in the Registered Global Security. We and the Trustee also do not supervise the Depository in any way. In addition, we and the Trustee have no responsibility for the actions or records of any broker, bank, or other financial intermediary through which you hold, directly or indirectly, your beneficial interest in the Registered Global Security.

- Payment for purchases and sales in the market of corporate debentures and notes is generally made in next-day funds. In contrast, the Depository will usually require that interests in a Registered Global Security be purchased or sold within its system using same-day funds. This difference could have some effect on how Registered Global Security interests trade, but we do not know what that effect will be.

- You should consult the broker, bank or other financial intermediary through which you invest in debt securities represented by Registered Global Securities for information on your rights in respect of the debt securities. In particular, you should ask how you will receive payments and whether you will be able to provide instructions as to how the Depository should exercise the rights of a "Holder" under the Indenture.

         Special Situations When Registered Global Security Will Be Terminated. In the special situations described in the next paragraph, a Registered Global Security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, we believe that you likely will be able to choose whether to hold debt securities directly in your own name or indirectly through an account at a bank or broker or other financial intermediary. However, when a Registered Global Security terminates, the Depository (and not us or the Trustee) will be responsible for determining the names of the institutions that will be the initial direct Holders of the debt securities. You must consult your own bank or broker or other financial intermediary at such time to find out how to have your interests in debt securities transferred to your own name, if you wish to become a direct Holder.

       The special situations for termination of a Registered Global Security are:

- When the Depository notifies us that it is unwilling, unable or no longer qualified to continue as Depository (unless a replacement Depository is named)

- We determine in our sole discretion not to have any of the debt securities of a series represented by a Registered Global Security and notify the Trustee of our decision

         (Section 3.5 of the Indenture.) In addition, a prospectus supplement may list situations for terminating a Registered Global Security that would apply only to the particular series of debt securities covered by that prospectus supplement.

         Bearer Global Securities. The debt securities of a series may also be issued wholly or partially in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a Depository, or with a nominee for such Depository, identified in the applicable prospectus supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Sections 3.4 and 3.5 of the Indenture.) The applicable prospectus supplement will describe the specific terms and procedures, including the depository arrangement, with respect to any portion of a series of debt securities to be represented by Bearer Global Securities.

Payments

         Unless we tell you otherwise in the applicable prospectus supplement, we will generally deposit interest, principal and any other money due on the debt securities, in the designated currency, with the Trustee, and the Trustee will act as our agent for making payments on the debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of making payments is called the "Paying Agent". We may, at our option, make any interest payments on debt securities in registered form by having the Trustee mail checks or make wire transfers to the registered Holders listed in the Registrar's records. (Sections 3.7(a) and 9.2 of the Indenture.) We may also make any payments required to be deposited with the Trustee by wire transfer to an account designated by the Trustee on or before the date and time such payments are due to be paid to the Holders. We may also make any payments required to be deposited with the Trustee by wire transfer to an account designated by the Trustee on or before the date and time such payments are due to be paid to the Holders. If you are not the Holder of any debt securities in registered form, you must make your own arrangements with the bank, broker or other financial intermediary through which you invest in the debt securities to receive payments.

         Unless we tell you otherwise in the applicable prospectus supplement, interest will be payable to each Holder listed in the Registrar's records at the close of business on a particular day in advance of each due date for interest, even if such Holder no longer owns the Debt Security on the interest due date. That particular day is called the "Record Date" and will be stated in the prospectus supplement. (Section 3.7(a) of the Indenture.) Persons buying and selling debt securities between a Record Date and an interest payment date must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered Holder on the Record Date.

         Unless we tell you otherwise in the applicable prospectus supplement, interest payable on any Debt Security in registered form that is not punctually paid or duly provided for on any interest payment date will cease to be payable to the Holder in whose name such Debt Security is registered on the relevant Record Date. Such defaulted interest will instead be payable to the person in whose name such Debt Security is registered on the special record date or other specified date determined in accordance with the Indenture. (Section 3.7(b) of the Indenture.)

         We will make payments on debt securities in bearer form in the currency and in the manner designated in the applicable prospectus supplement, subject to any relevant laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The Paying Agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement.

         We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents, except that, if debt securities of a series are issuable as Registered Securities, we will be required to maintain at least one Paying Agent in each Place of Payment for such series and, if debt securities of a series are issuable as Bearer Securities, we will be required to maintain a Paying Agent in a Place of Payment outside the United States where debt securities of such series and any related coupons may be presented and surrendered for payment. (Section 9.2 of the Indenture.)

Notices

         We and the Trustee will send notices regarding debt securities in registered form only to registered Holders, using their addresses as listed in the Registrar's records. If you are not the Holder of debt securities in registered form, you should consult the broker, bank or other financial intermediary through which you invest in such debt securities for information on how you will receive such notices. Holders of Bearer debt securities will be notified by publication as described in the prospectus supplement relating to the debt securities. (Section 1.6 of the Indenture.)

Consolidation, Merger or Sale

         The Indenture generally permits us to consolidate or merge with or into another company or entity and to sell or otherwise dispose of all or substantially all of our assets. However, we may not take any of these actions unless all the following conditions are met:

- where we merge out of existence or sell or otherwise dispose of our assets, the surviving or acquiring firm must be a corporation, limited liability company, partnership, trust or other Person organized and existing under the laws of the United States of America or a State thereof, and it must agree to be legally responsible for all of our obligations under the debt securities and the Indenture

- the transaction must not cause a default on the debt securities and we must not already be in default, where a "default" is an event that with notice or passage of time, or both, would become an Event of Default as provided in the Indenture

-         we must deliver certificates and documents to the Trustee

         The surviving or acquiring Person after any such transaction will be substituted for America Online under the Indenture and the debt securities, and all obligations of America Online will terminate. (Section 7.1 of the Indenture.)

Events of Default, Notice and Rights on Default

         Unless we tell you otherwise in a prospectus supplement, the term "Event of Default" means, with respect to debt securities of any series, any of the following:

- We fail to pay interest on a Debt Security of that series within 30 days of its due date

- We fail to pay principal or any premium on a Debt Security of that series, or we fail to deposit any mandatory sinking fund payment

- We remain in breach of a covenant in the Indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Trustee or the Holders of at least 25% of the principal amount of the debt securities of the affected series

- We file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur

- With respect to any particular series of debt securities, any other "Event of Default" described in the applicable prospectus supplement occurs

         (Section 5.1 of the Indenture.) An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture.

         The Indenture requires the Trustee to notify Holders of the applicable series of debt securities of any uncured Default within 90 days after such Default occurs. The Trustee may withhold notice, however, of any Default, except for a default in the payment of principal or interest, if it considers such withholding of notice to be in the Holders' best interests. (Section 6.5 of the Indenture.)

         If an Event of Default has occurred and has not been cured, the Trustee or the Holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, if the debt securities of that series are original issue discount debt securities or debt securities payable in accordance with an index, formula or other method, such portion of the principal amount or other amount specified in the prospectus supplement) of all the debt securities of that series to be due and immediately payable. (Section 5.2 of the Indenture.) The Holders of a majority in principal amount of the debt securities of the affected series may waive, on behalf of the Holders of all debt securities of such series, any past Event of Default with respect to that series and its consequences, except an Event of Default in the payment of the principal of or any premium or interest on any Debt Security and specified other defaults. (Section 5.7 of the Indenture.)

         The Holders of a majority in principal amount of the debt securities of the affected series (with the debt securities of each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee with respect to the debt securities of such series, as long as such direction does not conflict with any law or the Indenture and subject to other limitations. (Section 5.8 of the Indenture.)

         Before a Holder can bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

- such Holder must give the Trustee written notice that an Event of Default has occurred and remains uncured

- the Holders of at least 25% in principal amount of all debt securities of the relevant series must request the Trustee in writing to take action because of the Event of Default, and must offer an indemnity satisfactory to the Trustee against the cost and other liabilities of taking that action

- the Trustee must not have taken action for 60 days after receipt of the above notice, request and offer of indemnity

-         the Holders of a majority in principal  amount of the debt  securities
          of  that   series   must  not  have  given  the  Trustee  a  direction
          inconsistent with the above notice

(Section 5.9 of the Indenture.)

         However, a Holder is entitled to bring a lawsuit at any time for the payment of principal, premium, if any, and interest due on its debt securities after the due date, subject to the provisions of the Indenture regarding payment of interest and place and manner of payment on debt securities. (Section 5.10 of the Indenture.)

         If you are not the Holder of debt securities in registered form, you should consult the broker, bank or financial intermediary through which you invest in such debt securities for information on your rights in respect of those debt securities following an Event of Default.

         We will file annually with the Trustee a certificate as to America Online's compliance with all conditions and covenants of the Indenture. (Section
9.7 of the Indenture.)

Modification of the Indenture

         There are three categories of changes we can make to the Indenture and the debt securities.

         Changes Requiring Approval of Each Affected Holder. First, there are changes that cannot be made to debt securities of any series without the approval of each Holder of debt securities of the series affected by such change. Following is a summary of those changes:

- to change the time for payment of principal of or interest on a debt security

-         to reduce the amounts of principal of or interest on a debt security

- to reduce the amount of any premium payable upon the redemption of a debt security

- to reduce the amount payable upon acceleration of the maturity of an original issue discount debt security or a debt security payable in accordance with an index, formula or other method

- to change the place or currency of payment on a debt security on or after the stated maturity

-         to impair the right to sue for payment on a debt security

- to reduce the percentage of Holders of debt securities of such series whose consent is needed to modify or amend the Indenture or to waive compliance with provisions of the Indenture or to waive defaults

- to change the obligation of America Online to maintain an office or agency in the places and for the purposes specified in the Indenture

-         to  modify  the   provisions   relating   to  waiver  of  defaults  or
          modifications of the Indenture and debt securities with certain exceptions related to successor or multiple trustees

- to release any guarantors, if any, from their guarantees of the debt securities or change any such guarantee in a manner adverse to Holders

-         to modify the ranking or priority of the debt securities

(Section 8.2 of the Indenture.)

         Changes Requiring a Majority Vote. The second category of change to the Indenture and the debt securities is the kind that requires a vote in favor by Holders of debt securities owning a majority of the principal amount of each particular series adversely affected.

        Changes Not Requiring Approval. The third category of change does not require any vote by Holders of debt securities. Following is a summary of those changes:

- to reflect that another corporation or entity has succeeded America Online and assumed its covenants

- to add to America Online's covenants, to surrender any right or power of America Online, or to comply with any Commission or other requirements in connection with the qualification of the Indenture

-         to add additional Events of Default with respect to any series

- to add or change any provisions to the extent necessary to facilitate the issuance of debt securities in bearer form or in global form

- to change or eliminate any provision affecting debt securities not yet issued

-         to add guarantees or secure the debt securities

- to add provisions to permit or facilitate defeasance and covenant defeasance and discharge so long as there is no adverse effect on Holders of the applicable series of debt securities

-         to establish the form or terms of debt securities

- to provide for the electronic delivery of supplemental indentures or debt securities of any series

-         to evidence and provide for successor or additional Trustees

- if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States

- to correct or supplement any inconsistent provisions or to cure any ambiguity or correct any mistake

- to make any other provisions with respect to matters or questions arising under the Indenture, as long as such action does not adversely affect Holders of the debt securities in any material respect

(Section 8.1 of the Indenture.)

         If you are not the Holder of debt securities in registered form, you should consult with the broker, bank or other financial intermediary through which you invest in such debt securities for information on how approval will be granted or denied if we seek to change the Indenture or request a waiver of any of its terms.

Defeasance

         Unless we tell you otherwise in the applicable prospectus supplement, the following discussion of full defeasance and covenant defeasance will apply to each series of debt securities. (Article IV of the Indenture.)

         Full Defeasance. Under certain circumstances, we can legally release ourselves from any payment or other obligations on the debt securities of any series (called "full defeasance") if we put in place the following arrangements for the Holders of those debt securities to be repaid:

- we must deposit in trust for the Holders' benefit a combination of money and Government Obligations that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities

- we must deliver to the Trustee a legal opinion of our counsel confirming that there has been a change in federal tax law as in effect on the date of this prospectus or an IRS ruling that lets us make the above deposit without causing Holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid such debt securities ourselves

(Sections 4.4 and 4.6 of the Indenture.)

         If we were to accomplish full defeasance, as described above, Holders would have to rely solely on the trust deposit for repayment on the debt securities of the particular series defeased. Holders could not look to us for repayment if a shortfall occurred.

         We may exercise its full defeasance option even if it has previously exercised our covenant defeasance option. If we exercise our full defeasance option, payment of the particular series of debt securities defeased may not be accelerated because of an Event of Default. (Section 4.4 of the Indenture.)

         Covenant Defeasance. Under certain circumstances, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities of any series. This is called "covenant defeasance". In that event, Holders of those debt securities would lose the protection of those restrictive covenants but would gain the protection of having money and Government Obligations set aside in trust to repay such debt securities. To achieve covenant defeasance, we must do the following:

- we must deposit in trust for the Holders' benefit a combination of money and Government Obligations that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities

- we must deliver to the Trustee a legal opinion of our counsel confirming that, under federal tax law as in effect at the time of such deposit, we may make such deposit without causing Holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid such debt securities ourselves

(Sections 4.5 and 4.6 of the Indenture.)

         If we exercise our covenant defeasance option with respect to the debt securities of a series, certain restrictive covenants of the Indenture and certain Events of Default would no longer apply to such series. (Section 4.5 of the Indenture.) If one of the remaining Events of Default occurred, however, and payment of the debt securities of such series were accelerated, there could be a shortfall between the amount in the trust deposit at that time and the amount then due on such series. Holders could still look to us for payment of such debt securities if there were such a shortfall. Depending on the event causing the default (such as our bankruptcy), however, Holders may not be able to obtain payment of the shortfall from us.

The Trustee

         The Trustee under the Indenture will be set forth in any applicable prospectus supplement. We will indicate in such prospectus any material relationships we may have with the Trustee.

                           Description of Common Stock

General

         Our restated certificate of incorporation provides that we have authority to issue 6,000,000,000 shares of common stock, par value $.01 per share. As of October 15, 1999, there were 1,117,743,377 shares of common stock outstanding. Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. They do not have cumulative voting rights. Stockholders casting a plurality of votes of the stockholders entitled to vote in an election of directors may elect those directors standing for election. Common stockholders are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights of preferred stock that may be issued at such future time or times. If America Online is dissolved, the holders of common stock will be entitled to share ratably the net assets of America Online available after we pay (i) all of our debts and other liabilities and
(ii) any amounts we may owe to the persons who hold our preferred stock, if any is issued. Common stockholders do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of common stockholders are subject to the rights of the shareholders of any series of preferred stock which we may designate and issue in the future. We will describe the specific terms of any common stock we may offer in a prospectus supplement.

Charter Provisions

         Our restated certificate of incorporation and restated bylaws provide for a classified board of directors. The board of directors currently consists of eleven members, classified into three classes. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

         Our restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware law. Our restated certificate of incorporation and restated bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary, and permitting the board of directors to grant indemnification to employees and agents to the fullest extent permitted by Delaware law.

         Our restated bylaws require that nominations for the board of directors made by the stockholders and proposals by stockholders seeking to have any business conducted at a stockholders' meeting comply with particular notice procedures. A notice by a stockholder of a planned nomination or of proposed business must generally be given not later than 60 days nor earlier than 90 days prior to the date of the meeting. A stockholder's notice of nomination must include particular information about the stockholder, the nominee and any beneficial owner on whose behalf the nomination is made, and a notice from a stockholder proposing business to be brought before the meeting must describe such business and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal.

         In addition, the restated certificate of incorporation contains a "fair price" provision providing that certain "business combinations" with any "interested stockholder" may not be consummated without an 80% stockholder vote. The fair price provision defines an "interested stockholder" as any individual or entity who is, or is an affiliate and during the prior two years was, the beneficial owner of more than 15% of the voting stock of America Online. The business combinations to which the fair price provision applies include: o a merger or consolidation o the sale or other disposition of 10% or more of America Online's assets o the issuance of stock having a value in excess of 10% of the fair market value of our common stock o any reclassification or recapitalization which increases the proportionate share holdings of an interested stockholder o the adoption of a plan of liquidation or dissolution proposed by or on behalf of an interested stockholder

         A significant purpose of the fair price provision is to deter a purchaser from using two-tiered pricing and similar unfair or discriminatory tactics in an attempt to acquire America Online. The affirmative vote of the holders of 80% of the voting power of America Online is required to amend or repeal the fair price provision or adopt any provision inconsistent with it.

         Our restated certificate of incorporation and restated bylaws provide that any action required or permitted to be taken by the stockholders shall be taken only at a duly called annual or special meeting of the stockholders, or by the unanimous written consent of all stockholders entitled to vote. Special meetings may be called only by the board of directors or the chief executive officer. In addition, the restated certificate of incorporation provides that the board of directors may, from time to time, fix the number of directors constituting the board of directors, and only the directors are permitted to fill vacancies on the board of directors.

         Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The affirmative vote of the holders of at least 80% of the outstanding voting stock of America Online is required to amend or repeal certain provisions of our restated certificate of incorporation, and to reduce the number of authorized shares of common stock and preferred stock. Such 80% vote is also required for stockholders to amend or repeal our restated bylaws.

         The provisions of the restated certificate of incorporation and restated bylaws discussed above could make it more difficult or discourage a proxy contest or the acquisition of control by substantial block of our stock or the removal of any incumbent member of the board of directors. Such provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of America Online, even though such an attempt might be beneficial to America Online and our stockholders.

Stockholder Rights Plan

         We adopted a stockholder rights plan on May 12, 1998. The plan was implemented by declaring a dividend, distributable to stockholders of record on June 1, 1998, of one preferred share purchase right for each outstanding share of common stock. The plan provides that each share of common stock outstanding will have attached to it the right to purchase one one-thousandth of a share of preferred stock. The purchase price per one one-thousandth of a preferred share under the plan is $900, subject to adjustment. The rights will be exercisable only if a person or group (i) acquires 15% or more of the common stock or (ii) announces a tender offer that would result in that person or group acquiring 15% or more of the common stock. Once exercisable, and in some circumstances if certain additional conditions are met, the plan allows shareholders (other than the acquiror) to purchase common stock or securities of the acquiror having a then-current market value of two times the exercise price of the right. The rights are redeemable for $.001 per right (subject to adjustment) at the option of the board of directors. Until a right is exercised, the holder of the right, as such, has no rights as a stockholder of America Online. The rights will expire on May 12, 2008 unless redeemed by America Online prior to that date.

         The rights agreement contains rights that have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire America Online on terms not approved by the board of directors. The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be redeemed by America Online at $.001 per right prior to the earlier of (i) the time prior to such time as any person has become an acquiring person (as defined in the rights agreement), or (ii) May 12, 2008.

Change of Control

         We are subject to Section 203 of the Delaware General Corporation Law which under certain circumstances, may make it more difficult for a person who would be an "Interested Stockholder," as defined in Section 203, to effect various business combinations with us for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. Our certificate of incorporation and bylaws do not exclude us from the restrictions imposed under
Section 203.

                         Description of Preferred Stock

General

         Our board of directors is authorized by our restated certificate of incorporation to provide, without further stockholder action, for the issuance of up to 5,000,000 shares of our preferred stock, $.01 par value per share, in one or more series. Our board of directors has the power to fix various terms with respect to each series, including, among other things, voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock. In addition, although our board has no intention at the present time of doing so, it could issue a series of Preferred Stock that could impede the completion of a merger, tender offer or other takeover attempt. Our board will issue such a series only if it determines that such an issuance is in the best interests of America Online and its stockholders. In addition, the terms of a series of preferred stock might discourage a potential acquirer from attempting to acquire America Online.

         As of October 15, 1999, there were no shares of preferred stock outstanding. In May 1998, the board of directors designated 500,000 shares of America Online's Preferred Stock as Series A-1 Junior Participating Preferred Stock in connection with the establishment of a new stockholder rights plan.

         You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

-         the designation, number of shares and liquidation preference per share

-         initial public offering price

-         the dividend rate or rates

- the index, if any, upon which the amount of dividends, if any, is determined

- the dates on which dividends, if any, will accrue and be payable and the designated record dates for determining the holders entitled to such dividends

-         whether dividends will be cumulative or non-cumulative

-         any auctioning and remarketing procedures

-         any redemption or sinking fund provisions

-         any conversion or exchange provisions

-         provisions for issuance of global securities

- the securities exchange, if any, on which the preferred stock will be listed

- the currency, which may be composite currency, in which payment of dividends, if any, will be payable if other than U.S. dollars

-         any voting rights

-         any applicable discussion of federal income tax considerations

- the relative seniority with regard to any other class or series of preferred stock

- any limitations on the issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered

-         any additional terms, preferences, rights, limitations or restrictions

         Upon receipt of the purchase price, the shares of preferred stock that we issue will be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue.

         The transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock will be specified in the applicable prospectus supplement.

Dividends

         The holders of each series of our preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for that purpose, cumulative or non-cumulative cash or other dividends. We will describe the rate or rates and payment dates applicable to each series of preferred stock in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, we will describe the formula used for determining the dividend rate for each dividend period in the applicable prospectus supplement. We will pay dividends to the holders of record as they appear on our stock books on the record dates set by our board of directors and specified in the applicable prospectus supplement.

         Unless otherwise indicated in the applicable prospectus supplement for a series of preferred stock, no dividends may be declared or paid on other series of preferred stock which have an equal or junior ranking, unless dividends are also declared and paid on the offered series. If less than full dividends can be declared and paid, the offered series of preferred stock will be paid dividends ratably with other series of preferred stock that rank on a parity as to receipt of dividends.

Redemption

         The shares of any series of our preferred stock will be subject to mandatory redemption or redemption at our option, under a sinking fund or otherwise, in each case upon the terms, on the date or dates and at the redemption price or prices set forth in the applicable prospectus supplement. The applicable prospectus supplement will describe any restrictions on our ability to repurchase or redeem shares if we have not paid any dividends on shares of any series of preferred stock or any sinking fund installments when due.

Liquidation Preference

         Upon our liquidation, dissolution or winding up, the stockholders of each series of our preferred stock will be entitled to receive, out of our assets available for distribution to stockholders and before any distribution is made to or set apart for the holders of common stock or shares of any junior series, an amount described in the applicable prospectus supplement. If our assets are insufficient to pay in full the amounts payable with respect to shares of a series of preferred stock and any other series ranking on a parity as to the distribution, the holders of shares of that series of preferred stock and the other parity shares will share ratably in the distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the stockholders of that series of preferred stock of the full preferential amounts to which they are entitled, those stockholders will not be entitled to any further participation in any distribution of assets by us, unless otherwise provided in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement, a consolidation or merger between us and one or more entities is not, for this purpose, a liquidation, dissolution or winding up.

Conversion

         The terms and conditions, if any, on which shares of any series of preferred stock are convertible into or exchangeable for debt securities, common stock or cash will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatorily, at the option of the holder, or at our option. The terms may include the conversion price or manner of calculating the conversion price, the conversion date(s) or period(s), the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of the series of preferred stock. Conversion terms may provide that the number of shares of common stock or amount of cash to be received by the holders of preferred stock would be calculated according to the market price of common stock as of a time stated in the applicable prospectus supplement. Such exchange or conversion rates may cap or limit the potential appreciation in value of an investment in a series of preferred stock by reducing the amount of cash or common stock to be received upon conversion of each share of preferred stock in the event that the market price of the common stock exceeds a specified price. The exchange or conversion rate may also place a floor on or limit the depreciation in value of an investment in a series of preferred stock by increasing the amount of cash or stock to be received upon conversion of each share of preferred stock in the event that the market price of the common stock falls below a specified price.

                        Description of Depositary Shares

General

         America Online may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement among America Online and the "depositary" named in the Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the preferred stock by America Online to the depositary, America Online will cause the depositary to issue, on behalf of America Online, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from America Online upon request, and the statements made in this summary relating to the Deposit Agreement and the depositary receipts to be issued under the Deposit Agreement are summaries of provisions of the Deposit Agreement and the related depositary receipts. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

         The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled to that property, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with the approval of America Online, sell the property and distribute the net proceeds from the sale to the holders.

         No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

         Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into other securities, the holders of those depositary receipts will be entitled to delivery at the corporate trust office, to or upon the holder's order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by the depositary share as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

         Whenever America Online redeems shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the preferred stock so redeemed, provided America Online shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, as nearly as may be practicable without creating fractional depositary shares, or by any other equitable method determined by America Online.

         From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled the redemption and surrender thereof to the depositary.

Voting of the Preferred Stock

         Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent the preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and America Online will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

         In the event of the liquidation, dissolution or winding up of America Online, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

         The depositary shares, as such, are not convertible into common stock or any other securities or property of America Online. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct America Online to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of common stock, other shares of preferred stock of America Online or other shares of stock, and America Online has agreed that upon receipt of those instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by America Online equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

         The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the Deposit Agreement may at any time be amended by agreement between America Online and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least 66% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

         The Deposit Agreement may be terminated by America Online upon not less than 30 days prior written notice to the depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipt. In addition, the Deposit Agreement will automatically terminate if:

-         all outstanding depositary shares shall have been redeemed

- there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of America Online and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or

- each share of the related preferred stock shall have been converted into securities of America Online not so represented by depositary shares.

Charges of Preferred Stock Depositary

         America Online will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, America Online will pay the fees and expenses of the depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

         The depositary may resign at any time by delivering to America Online notice of its election to do so, and America Online may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

         The depositary will forward to holders of depositary receipts any reports and communications from America Online which are received by the depositary with respect to the related preferred stock.

         Neither the depositary nor America Online will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of America Online and the depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct, and America Online and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. America Online and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

         In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and America Online, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from America Online.

                             Description of Warrants

General

         America Online may issue warrants to purchase its debt securities, common stock, preferred stock, or depositary shares. America Online may issue warrants independently or together with any offered securities and may be attached to or separate from those offered securities. America Online will issue the warrants under Warrant Agreements to be entered into between America Online and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as an agent of America Online in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

         The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

-         the title of the warrants

- the designation, amount and terms of the securities for which the warrants are exercisable

- the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security

-         the price or prices at which the warrants will be issued

-         the aggregate number of warrants

- any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants

- the price or prices at which the securities purchasable upon exercise of the warrants may be purchased

-         if  applicable,  the date on and  after  which  the  warrants  and the
          securities   purchasable   upon  exercise  of  the  warrants  will  be
          separately transferable

- if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants

- any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

- the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire

- the maximum or minimum number of warrants which may be exercised at any time

-         information with respect to book-entry procedures, if any

Exercise of Warrants

         Each warrant will entitle the holder of warrants to purchase for cash the amount of debt securities, shares of preferred stock, shares of common stock or depositary shares at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

         Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, America Online will, as soon as practicable, forward the debt securities, shares of preferred stock, shares of common stock or depositary shares purchasable upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

               Description of Stock Purchase Contracts to Purchase
                         Common Stock or Preferred Stock

         Unless otherwise specified in the applicable prospectus supplement, America Online may issue stock purchase contracts, including contracts obligating holders to purchase from America Online, and America Online to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

         The securities related to the stock purchase contracts will be pledged to a collateral agent, for the benefit of America Online, pursuant to a pledge agreement. The pledged securities will secure the obligations of holders of stock purchase contracts to purchase common stock or preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to America Online's security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

         Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to America Online or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts.

                              Plan of Distribution

         We may sell the securities:

-        through underwriters or dealers

-        directly to a limited number of purchasers or to a single purchaser

-        through agents

         The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the offered securities, including the name or names of any underwriters or agents, the purchase price of the offered securities and net proceeds to America Online from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

         If dealers are utilized in the sale of offered securities in respect of which this prospectus is delivered, and if so specified in the applicable prospectus supplement, we will sell such offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

         The offered securities may be sold directly by America Online or through agents designated by us from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this prospectus is delivered will be named, and any commissions payable by America Online to such agent will be set forth, in the prospectus supplement.

         Underwriters, dealers and agents may be entitled under agreements entered into with America Online to indemnification by America Online against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, America Online in the ordinary course of business.

         Unless otherwise specified in the applicable prospectus supplement, each class or series of offered securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of offered securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of offered securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

         Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the offered securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the offered securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the offered securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                                  Legal Matters

         The validity of the Securities offered hereby is being passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. The Vice Chairman of America Online also serves as Of Counsel to Mintz, Levin and, as of November 2, 1999, owns an aggregate of 1,259 shares of common stock and options to purchase 2,683,000 shares of common stock. Attorneys of Mintz Levin and certain members of their families and trusts for their own benefit, as of November 2, 1999, own an aggregate of approximately 5,600 shares of America Online common stock.

                                     Experts

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                      II-5
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses shall be borne by America Online. All amounts set forth below are estimates, other than the SEC registration fee.

          SEC Registration Fee                   $1,257,185
          Legal Fees and Expenses                    45,000
          Accounting Fees and Expenses               20,000
          Trustee Fees                               10,000
          Rating Agency Fees                        100,000
          Miscellaneous                              10,000
                                                     ------
          TOTAL                                  $1,442,185
                                                 ==========

Item 15.  Indemnification of Officers and directors

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         Article Ninth of the Registrant's Restated Certificate of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

                  To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  The Corporation  shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Ninth.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

         Article Five of the Registrant's Restated By-Laws (incorporated by reference herein) provides that:

                  Right to  Indemnification.  Each  person  who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

                  Right to Advancement of Expenses. The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

                  Right of  Indemnitees  to Bring  Suit.  If a claim  under  the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                  Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

                  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         The directors and officers of the Registrant are covered by a policy of liability insurance.


Item 16.  Exhibits.

Exhibit   Description
No.
2.1 Form of Underwriting Agreement (To be filed by amendment or incorporated by reference to the extent applicable in connection with an offering.)
4.1 Article 4, Article 6 and Article 8 of the Restated Certificate of Incorporation of America Online, Inc. (Filed as Exhibit 3.1 to America Online's Annual report on Form 10-K for the fiscal Year ended June 30, 1997 and incorporated herein by reference.)
4.2 Amendments of Section A of Article 4 of the Restated Certificate of Incorporation of America Online, Inc. (Filed as Exhibit 4.1 to America Online's Registration Statement on Form S-3, Registration No. 333-46633 and as Exhibit 4.1 to America Online's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which are incorporated herein by reference.)
4.3 Restated By-Laws of America Online, Inc. (Filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference.)
4.4 Rights Agreement dated as of May 12, 1998, between America Online, Inc. and BankBoston, N.A., as Rights Agent (Filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference.)
4.5 Form of Indenture between America Online and one or more trustees to be named (previously filed)
4.6 Form of Debt Security (To be filed by amendment or incorporated by reference to the extent applicable in connection with an offering.)
5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regarding the legality of securities being offered (previously filed)
12.1      Computation of Ratio of Earnings to Fixed Charges
23.1      Consent of Ernst & Young LLP
23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in their opinion filed as Exhibit 5.1 and incorporated herein by reference)
24.1      Powers of Attorney (previously filed)
25.1 Form T-1, Statements of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee (To be filed by amendment or incorporated by reference to the extent applicable in connection with an offering.)

Item 17.  Undertakings.

         A.  Rule 415 Offering

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Filings Incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Request for Acceleration of Effective Date

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D. Registration Statement Permitted by Rule 430A

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E. Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on November 2, 1999.


                            AMERICA ONLINE, INC.



                            By:                  *
                                J. Michael Kelly, Senior Vice President,
                                Chief Financial Officer, and Assistant Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in one or more counter-parts.


SIGNATURE                        TITLE                                         DATE

                                                                               November 2, 1999

     *                           Chairman  of  the  Board  and  Chief
Stephen M. Case                  Executive Officer (principal executive
                                 officer)

                                                                               November 2, 1999
     *                           President, Chief Operating Officer and
Robert W. Pittman                Director



                                 Senior Vice President, Corporate
Miles R. Gilburne                Development and Director

                                                                               November 2, 1999

     *                           Senior Vice President, Chief  Financial
J. Michael Kelly                 Officer, and Assistant Secretary
                                 (principal financial officer)

                                                                               November 2, 1999

     *                           Vice President, Controller, Chief
James F. MacGuidwin              Accounting and Budget Officer (principal
                                 accounting officer)

                                                                               November 2, 1999

     *                           Director
Daniel F. Akerson


                                                                               November 2, 1999
     *                           Director
James L. Barksdale

                                                                               November 2, 1999

     *                           Director
Frank J. Caufield

                                                                               November 2, 1999

     *                           Director
Alexander M. Haig, Jr.

                                                                               November 2, 1999

     *                           Director
Thomas Middelhoff

                                                                               November 2, 1999

     *                           Director
Colin L. Powell

                                                                               November 2, 1999

     *                           Director
Franklin D. Raines



                                 Director
Marjorie M. Scardino


*By: /s/ J. Michael Kelly
     J. Michael Kelly, Attorney-in-Fact


                                  EXHIBIT INDEX

Exhibit
No.               Description
12.1              Computation of Ratio of Earnings to Fixed Charges
23.1              Consent of Ernst & Young LLP